EXHIBIT 11

                UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                          For the Three Months
                                                             Ended March 31
Dollars and shares in thousands,                    ----------------------------
except per share amounts                                    1996           1995
- - --------------------------------------------------------------------------------
Primary:
Net earnings .....................................     $ 124,261      $  74,137
Preferred stock dividend .........................        (8,969)        (8,969)
                                                          ------         ------
Net earnings applicable to common stock ..........     $ 115,292      $  65,168

Weighted average common stock outstanding ........       247,672        244,791
Dilutive common stock equivalents ................           987            843
                                                         -------        -------
                                                         248,659        245,634
- - --------------------------------------------------------------------------------
Net earnings per common share ....................     $     .47      $     .27
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Fully Diluted:
Net earnings .....................................     $ 124,261      $  74,137

Weighted average common stock outstanding ........       247,672        244,791
Dilutive common stock equivalents ................         1,656          1,348
Conversion of preferred stock * ..................        16,667         16,667
                                                          ------         ------
                                                         265,995        262,806
- - --------------------------------------------------------------------------------
Net earnings per common share ....................     $     .47      $     .28
================================================================================


* The effect of assumed conversion of preferred stock on earnings per share is antidilutive.